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                                                                    EXHIBIT 23.2

  REPORT ON FINANCIAL STATEMENT SCHEDULE AND CONSENT OF KPMG LLP, INDEPENDENT
                                    AUDITORS

The Board of Directors
SCM Microsystems, Inc.:

     The audits referred to in our report dated February 23, 1999, included the related financial statement schedule for each of the years in the two-year period ended December 31, 1998, included in the Annual Report on Form 10-K of SCM Microsystems, Inc. for the year ended December 31, 1999. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

     We consent to incorporation by reference in the registration statements (Nos. 333-45795, 333-45791, 333-45789, 333-66397 and 333-73061) on Form S-8 of
SCM Microsystems, Inc. of our reports dated February 23, 1999, relating to the consolidated balance sheet of SCM Microsystems, Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the two-year period ended December 31, 1998, and related financial statement schedule, which reports are included herein.

/s/ KPMG LLP

Mountain View, California
March 30, 2000